UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 1 TO
SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ARCH MANAGEMENT SERVICES INC.
(Name of Registrant As Specified In Its Charter)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ARCH MANAGEMENT SERVICES INC.
(a Nevada corporation)

INFORMATION STATEMENT
Date first mailed to stockholders: September __, 2006

6600, Trans-Canada
Suite 519,
Pointe-Claire, Quebec H9R 4S2
Canada
(Principal Executive Offices)

4-2341 West Broadway
Vancouver, British Columbia, V6K 2E6
Canada
(Previous Address)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 1. Information Required by Items of Schedule 14A

Introduction

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of Arch Management Services Inc. (the “Company”) in connection with the approval by the directors of the Company, and the written consent of the holders of a majority of the Company’s outstanding shares of common stock, of the following resolution:

Amend Article First of the Company’s Certificate of Incorporation by changing the Company’s name from “Arch Management Services Inc.” to “Tiger Ethanol International Inc.” (the “Amendment”).

The Company is changing its name to reflect the change in its business model which now focuses on the development of facilities for the production of ethanol fuel in the People’s Republic of China.

The Amendment is described in greater detail below.

Approval of the Resolution

Section 78.320 of the Nevada Revised Statutes and the By-laws of the Company provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On July 31, 2006, the directors of the Company approved and recommended the Amendment. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding a majority of the voting rights of all outstanding shares of capital stock as of September 5, 2006 will have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has obtained all necessary corporate approvals in connection with the Amendment and your consent is not required and is not being solicited in connection with the approval of the Amendment. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated September [__], 2006 and is first being mailed to stockholders on or about September [__], 2006. Only stockholders of record at the close of business on September 5, 2006 are entitled to receive this Information Statement.

Effective Date

The Amendment will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the Company’s Board of Directors, in its discretion. The Amendment will become effective through the filing of a Certificate of Amendment with the Secretary of State of Nevada.

Dissenter's Rights of Appraisal

Neither the Company’s Articles of Incorporation or Bylaws, nor the Nevada Revised Statutes, provide for dissenters' rights of appraisal in connection with the Amendment.

Stock Certificates

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the Amendment with our Transfer Agent. Upon receipt of an existing stock certificate, Pacific Stock Transfer Company (the “Transfer Agent”), of 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada, 89119, Telephone (702) 361-3033, will issue to the stockholder a new certificate representing the new name of the Company.

Voting Securities and Principal Holders Thereof

As of September 5, 2006 there are 15,162,750 shares of common stock outstanding, each of which is entitled to one vote for the purpose of approving the Amendment.

Only stockholders of record at the close of business on September 5, 2006 are entitled to receive this Information Statement.

Reasons for Amendment to the Certificate of Incorporation

The Company has adopted a new business model and accordingly desires to acquire a new name. The Company now intends to develop facilities for the production of ethanol fuel in the People’s Republic of China. The Company has not yet commenced the production of ethanol.

Recent Company Developments

On June 5, 2006, there was a change of control at the Company. On June 5, 2006, 3,000,000 restricted common shares of the Company were sold by Nigel Johnson and Alfred Nutt (the "Sellers") to Fiducie Chevrette, Gaetan Leonard, Lai Yin Cheung, Capex Investments Limited, and Sun Rich International Limited (collectively, the “Purchasers”). The Purchasers purchased these shares pursuant to a Securities Purchase Agreement dated as of June 5, 2006 (the “Securities Purchase Agreement”). The Purchasers paid a total sum of $50,010.50 for the 3,000,000 restricted common shares held by the Sellers, which represented 29.5% of the 10,162,750 issued and outstanding shares of the Company as of June 5, 2006. The Company’s consent was not required in connection with this third party transaction in the Company’s securities. The Sellers entered into this transaction with the Purchasers, all of whom are Non-U.S. Persons, in reliance upon the exemption from securities registration under Regulation S.

In connection with the execution of the Securities Purchase Agreement, the Company’s directors and its President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer have resigned. Mr. Guy Chevrette, Mr. James Pak Chiu Leung, and Mr. Gaetan Leonard were each appointed as the directors of the Company, although Mr. Leonard subsequently resigned on September 5, 2006. Mr. James Pak Chiu Leung will serve as the Company's Chief Executive Officer and Mr. Gilles Simard will serve as the Company’s Chief Financial Officer.

In connection with the change of control described herein, the Company has adopted a new business plan, and accordingly, desires to acquire a new name. On September 1, 2006, the Company and Gallant Energy International Inc. (“Gallant”) entered into a Purchase Agreement, pursuant to which Gallant sold the Company its interest in a joint venture (the “Venture”) it formed with certain Chinese entities to develop facilities for the production of ethanol fuel in the People’s Republic of China, in exchange for the issuance of 5,000,000 shares of the Company’s common stock. Upon the issuance of these 5,000,000 shares of the Company’s common stock pursuant to the September 1, 2006 agreement, Gallant became the owner of approximately 33% of the Company’s issued and outstanding common stock. The Company entered into the aforementioned transaction in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including Regulation S. The Venture has not yet commenced the production of ethanol.

On September 7, 2006, the Company appointed Ms. Nancy Wang-Yang Ho, Arthur Rawl and Naim Kosaric as directors.

Security Ownership of Executive Officers, Directors and Five Percent Stockholders

The following table sets forth certain information as of the date of the Information Statement concerning the common stock owned by each officer and director of the Company, and each other person known to the Company to have been the beneficial owner of more than 5% of the Company's common stock. The address for each listed stockholder is c/o Arch Management Services Inc., 6600, Trans-Canada, Suite 519, Pointe-Claire, Quebec H9R 4S2 Canada. The total number of issued and outstanding shares of Company common stock as of such date was 15,162,750 shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares Outstanding
Five Percent Stockholders
Gallant Energy International Inc. (1)	5,000,000	33.0%
Capex Investments Limited (2)	1,500,000	9.9%
Executive Officers and Directors
James Pak Chiu Leung (3) Chief Executive Officer and Director	5,450,000	36.0%
Gilles Simard Chief Financial Officer	0	0%
Guy Chevrette (4) Director	600,000	4.0%
Nancy Wang-Yang Ho Director	0	0%
Arthur Rawl Director	0	0%
Naim Kosaric Director	0	0%
All officers and directors as group (6 persons) (5):	6,050,000	39.9%

(1) 5,000,000 shares of the Company’s common stock are held by Gallant Energy International Inc. (“Gallant”). All of the owners of Gallant were parties to the Securities Purchase Agreement referenced above. The ownership of Gallant is as follows: 50% by Capex Investments Limited, 15% by Sun Rich International Limited, 20% by Fiducie Chevrette, 5% by Lai Yin Cheung and 10% by Gaetan Leonard. Mr. James Leung is the President and Chief Executive Officer of both Gallant and the Company, and is the sole person who exercises voting and investment control over the securities held by Gallant. As such, Mr. Leung may be deemed to be the beneficial owner of securities of the Company owned by Gallant. None of the other shareholders of Gallant have the power to vote or dispose of the Company securities held by Gallant.

(2) 1,500,000 shares of the Company’s common stock are held by Capex Investments Limited (“Capex”). Mr. Robert Clarke, President and Sole Director of Capex, has voting and investment control over the securities held by Capex, and is therefore deemed to be the beneficial owner of such securities.

(3) 450,000 shares of the Company’s common stock are held by Sun Rich International Limited, a corporation owned by Mr. Leung and his wife. Mr. Leung is the President and Chief Executive Officer of Gallant with sole power to vote and dispose of 5 million shares. All such shares may be deemed to be beneficially owned by James Pak Chiu Leung.

(4) 600,000 share of the Company’s common stock are held by Fiducie Chevrette, a trust which Mr. Chevrette is a beneficiary of. These shares may be deemed to be beneficially owned by Mr. Chevrette.

(5) Includes 5 million shares owned by Gallant, of which Mr. Leung is the President and Chief Executive Officer, and has sole power to vote and dispose of such shares.

Changes in Control During the Current Fiscal Year

On June 5, 2006, there was a change of control at the Company. On June 5, 2006, 3,000,000 restricted common shares of the Company were sold by Nigel Johnson and Alfred Nutt (the "Sellers") to Fiducie Chevrette, Gaetan Leonard, Lai Yin Cheung, Capex Investments Limited, and Sun Rich International Limited (collectively, the “Purchasers”). The Purchasers purchased these shares pursuant to a Securities Purchase Agreement dated as of June 5, 2006 (the “Securities Purchase Agreement”). The Purchasers paid a total sum of $50,010.50 for the 3,000,000 restricted common shares held by the Sellers, which represented 29.5% of the 10,162,750 issued and outstanding shares of the Company as of June 5, 2006.

Item 2. Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

The directors of the Company approved the Amendment as of September [__], 2006. At that time and as of the date of this Information Statement, the directors and officers of the Company beneficially owned those shares of common stock of the Company as described under Security Ownership of Executive Officers, Directors And Five Percent Stockholders in Item 1, above.

Item 4. Proposals by Security Holders

Not applicable as no stockholder proposals have been submitted.

Item 5. Delivery of documents to security holders sharing an address

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

September [___], 2006

By Order of the Board of Directors

By: /s/ James Pak Chiu Leung
Name: James Pak Chiu Leung
Title: Principal Executive Officer